Exhibit 10.2

July 23, 2014

InspireMD, Inc.

800 Boylston Street, Suite 1600

Boston, MA 02199

Attn: Craig Shore

AMENDMENT NO. 2

Re: Loan and Security Agreement dated as of October 23, 2013 (as may be amended from time to time) by and between InspireMD, Inc. and Inspire M.D LTD (individually and collectively, referred to as “Borrower”) and Hercules Technology Growth Capital, Inc. (“Lender”) (the“Agreement”)

This letter will serve as an amendment by Lender of the requirement set forth in Section 7.14 of the Agreement. Section 7.14 is hereby amended and restated as follows:

7.14 Designated Account. Maintain at all times in the Designated Account cash and cash equivalents, which shall be deemed to include (even though not held in the Designated Account) cash collected from Receivables by Inspire M.D Ltd. and InspireM.D GmbH within the previous 7 days, and cash transferred to Inspire M.D Ltd. (outside of the Designated Account) for the settlement of Permitted Indebtedness within the following 7 days, in each unrestricted and unencumbered, in an aggregate amount of at least the lesser of (a) an amount equal to one hundred percent (100.0%) of the then outstanding principal amount of the Term Loan Advance and (b) an amount equal to seventy-five percent (75.0%) of the aggregate amount of all of Borrower’s worldwide cash and cash equivalents.

The foregoing amendment is limited to the modification described herein and the Agreement shall otherwise remain unchanged in all respects.

Should you have any questions regarding this amendment No. 2, please do not hesitate to call me at (650) 289-3078.

AGREED AND ACKNOWLEDGED BY:

HERCULES TECHNOLOGY GROWTH CAPITAL, INC.

/s/ Ben Bang
Name: Ben Bang
Title:

INSPIREMD, INC.

/s/ Craig Shore
Name: Craig Shore
Title: CFO

INSPIRE M.D. LTD.

/s/ Craig Shore
Name: Craig Shore
Title: CFO

400 Hamilton Avenue
Suite 310
650.289.3060

Palo Alto, CA 94301
650-289-3060
650.473.9194
www.HerculesTech.com

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